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                                                                EXHIBIT 21



                                 MYR GROUP INC.

                              LIST OF SUBSIDIARIES


The Company's significant subsidiaries are:



Name of Corporation                    State or Jurisdiction          Percentage of
  or other entity                         of Organization              of Interest
--------------------------            -------------------------       ------------
The L. E. Myers Co.                           Delaware                  100%

Hawkeye Construction, Inc.                    Oregon                    100%

Harlan Electric Company                       Michigan                  100%

Sturgeon Electric Company, Inc.               Michigan                  100%(1)

Power Piping Company                          Pennsylvania              100%(1)

Comtel                                        Colorado                  100%(2)


(1) wholly owned subsidiary of Harlan Electric Company

(2) wholly owned subsidiary of Sturgeon Electric Company, Inc.































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